Exhibit 99.1

AT THE COMPANY	ON THE WEB
Jeff Frericks	www.forestcity.net
Vice President – Capital Markets
216-621-6060

Jeff Linton
Senior Vice President – Corporate Communication
216-621-6060

For immediate release

Forest City Subsidiary Files Form S-4

CLEVELAND, Ohio – July 13, 2015 – Forest City Enterprises, Inc. (“Forest City”) (NYSE: FCEA and FCEB) today announced that Forest City Realty Trust, Inc. (“Forest City REIT”), its newly formed wholly owned subsidiary, filed a preliminary proxy statement/prospectus on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with Forest City’s previously announced plan to convert to a real estate investment trust (“REIT”). The REIT conversion is expected to be effective commencing with the taxable year ending December 31, 2016.

About Forest City
Forest City is an NYSE-listed national real estate company with $8.8 billion in total assets. Forest City is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate throughout the United States. For more information, visit www.forestcity.net.

Forward-Looking Statements
This communication contains forward-looking statements, including the statements regarding Forest City’s expected conversion to REIT status. These forward-looking statements are based on assumptions and expectations that may not be realized and are inherently subject to numerous risks and uncertainties, which could cause actual results to differ materially from these statements. These risks and uncertainties include, among others, that Forest City REIT may fail to quality as a REIT effective for the taxable year ending December 31, 2016 or at all, and, if it does quality as a REIT, it may be unable to maintain that qualification; realizing the anticipated benefits to shareholders if the REIT conversion is completed; the impact on Forest City REIT of complying with requirements to qualify as a REIT; the amount and timing of any future distributions by Forest City and/or Forest City REIT, including the 2015 special dividend and those that are required to be made in order to complete the REIT conversion; the impact of issuing equity, debt or both to satisfy the 2015 special dividend and other costs incident to effectuating the REIT conversion; the impact of covenants that could prevent us from satisfying the distribution requirements under the Internal Revenue Code that must be met in order for us to complete the REIT conversion; our lack of experience operating as an entity that qualifies as a REIT; legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service; our ability to obtain the shareholder approval necessary for us to effect the 2015 special dividend and the merger in connection with the REIT conversion; our ability to complete non-core asset dispositions; the impact to our deferred tax liability balance if the REIT conversion is completed; our ability to obtain requisite consents needed to complete the REIT conversion; the state of the economy and financial markets generally and the effect of our industry; and the market for our common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, as amended, as updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and we undertake no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed REIT conversion. Forest City REIT has filed a registration statement on Form S-4 containing a preliminary proxy statement of Forest City and a preliminary prospectus of Forest City REIT with the SEC. The registration statement has not yet become effective, and this communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Forest City or Forest City REIT may file with the SEC or send to shareholders in connection with the proposed REIT conversion. INVESTORS ARE URGED TO READ THE FORM S-4 (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REIT CONVERSION. You may obtain a free copy of the preliminary proxy statement/prospectus and other filings containing information about Forest City, Forest City REIT and the proposed REIT conversion, from the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the preliminary proxy statement/prospectus and other filings containing information about Forest City, Forest City REIT and the proposed REIT conversion can be obtained without charge by directing a request to Secretary, Terminal Tower, 50 Public Square, Suite 1360, Cleveland, Ohio 44113.
Investors should read the Form S-4 and proxy statement/prospectus carefully before making any voting or investment decisions. Any offer of the securities will be made solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.
Participants in Solicitation
Forest City, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from holders of Forest City common stock in respect of the proposed REIT conversion. In addition, Forest City has engaged D.F. King & Co. (“D.F. King”) to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.
Information about the directors and executive officers of Forest City and their ownership of Forest City’s stock is set forth in the proxy statement for Forest City’s 2015 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of participants in the proxy solicitation and REIT conversion by reading the proxy statement/prospectus regarding the REIT conversion once it is finalized.